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                                  Exhibit 23


                        CONSENT OF INDEPENDENT AUDITORS


The Board of Directors
InfraCor, Inc.

We consent to incorporation by reference in the Registration Statement on Form S-8 of InfraCor, Inc. of our report dated May 25, 2001, relating to the consolidated balance sheets of InfraCor, Inc. and subsidiaries as of March 31, 2001 and 2000, and the related consolidated statements of income, stockholders' equity and cash flows for the years then ended, which report appears in the March 31, 2001 Annual Report of InfraCor, Inc.


/s/ Goodman & Company L.L.P.


One Commercial Place
Norfolk, Virginia
June 27, 2001